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                                                                    EXHIBIT 10.1

                      AMENDED AND RESTATED PROMISSORY NOTE


$ 300,000                                                       October 13, 1998



                  FOR VALUE RECEIVED, Bikers Dream, Inc. (the "Company") hereby promises to pay MD Strategic, LP(the "Payee") at 237 Park Avenue, New York, New York 10017 (or at such other address as the Payee may notify the Company from time to time), the principal sum of Three Hundred Thousand DOLLARS ($300,000) or the outstanding principal amount hereof, whichever is less, in lawful money of the United States of America and in immediately available funds, without set-off, counterclaim or deduction of any kind, on September 12, 1999 subject to pre payment, or the earlier date described below, and to pay interest on the unpaid principal amount of this Note for the period commencing on the date hereof until this Note shall be paid in full at a rate equal to 18.0% per annum. Principal and accrued interest on this Note shall be payable in full on or before September 12, 1999 or in full or in part upon the earlier receipt of funds by the Company from any third-party lender or investor (each, a "Prepayment Date"), in an amount equal to the net proceeds of each financing up to the outstanding principal and accrued interest herein.

         This Note shall have the following terms and conditions:


1. This Note amends and restates that certain promissory note of the Company, dated October 13, 1998, in the principal amount of $300,000, payable on or before May 31, 1999 (the "Original Maturity Date"). In consideration for extension of the Original Maturity Date to the Maturity Date, as provided herein, the Company shall have paid to Payee a fee in the amount of $12,000 (the "Extension Fee") on or before execution of this note.


2. This Note may be prepaid, in whole or in part, prior to September 12, 1999 (the "Maturity Date"), and shall be prepaid to the extent set forth above on each Prepayment Date. The indebtedness evidenced by this Note shall be pari passu with all other senior unsecured indebtedness of the Company.


3. The Maturity Date of this Note may be further extended at the option of the Payee.

4. An "Event of Default" shall occur if one or more of the following events shall occur and be continuing: (A) the Company shall fail to pay the principal and accrued interest on, the Note when due; (B) the Company shall default in any material respect on any of its obligations under this Note, including default by failure to pay the extension fee as provided herein, or any representation or warranty by the Company in connection herewith shall prove to have been untrue or in any respect on or as of the date made, which default remains uncured 15 days after written notice thereof from the holder hereof to the Company, (C) the Company shall (I) apply for or consent to the appointment of, or taking possession by, a receiver, custodian, trustee or liquidation of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under any relevant bankruptcy code or similar law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (iv) fail to convert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any relevant bankruptcy code or similar law (as now or hereafter in effect), or (v) admit in writing its inability to pay its debt generally as they become due, or (vi) take any action for the purpose of effecting any of the foregoing: or (D) a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (1) its liquidation, reorganization,


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     dissolution or winding-up, or the composition or readjustment of its debts,
     (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or all or any substantial parts of its assets, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 days: or an order for relief against the Company shall be entered in an involuntary case under any relevant bankruptcy code or similar law (as now or hereafter in effect);


5. THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (C) or (D) of the immediately preceding paragraph, the Payee, by written notice to the Company, may declare the principal amount of this note then outstanding and the accrued interest thereon and all other amounts payable by the Company hereunder to be forthwith due and payable, whereupon such amounts together with interest thereafter accruing at 25% shall be immediately due and payable without presentment, demand, protest or other formalities of any kind (other than the notice expressly provided for above in the subclause (1), all of which are hereby expressly waived by the Company); and (2) in the case of an Event of Default referred to in clause (C) or (D) of the immediately preceding paragraph, the principal amount then outstanding of, and the accrued interest on, this Note and all other amounts payable by the Company hereunder shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

6. The Company agrees to pay, upon demand, all costs of collection and enforcement of this Note, together with the costs incurred by the Company in connection with any extension, amendment or restatement of this Note( including, without limitation, in connection with the preparation, review, or other revision of this amended and restated promissory note and any other document in connection herewith).

7. This Note may be negotiated, assigned or transferred without the consent of the Company.

8. THIS AMENDED AND RESTATED PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO INSTRUMENTS MADE AND DELIVERED THEREIN BY RESIDENTS THREREOF.




                                            BIKERS DREAM, Inc.



                                            By: /s/ Herm Rosenman
                                               -----------------------------
                                            Name: Herm Rosenman
                                                 ---------------------------
                                            Title: Chief Executive Officer
                                                  --------------------------


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